THIS SECURITY AND THE SHARES OF COMMON STOCK ISSUABLE UPON EXERCISE OF THIS SECURITY HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AND HAVE BEEN ACQUIRED FOR INVESTMENT AND NOT WITH A VIEW TO, OR IN CONNECTION WITH, THE SALE OR DISTRIBUTION THEREOF. NO SUCH TRANSFER MAY BE EFFECTED WITHOUT AN EFFECTIVE REGISTRATION STATEMENT RELATED THERETO OR AN OPINION OF COUNSEL IN A FORM SATISFACTORY TO THE COMPANY THAT SUCH REGISTRATION IS NOT REQUIRED UNDER THE SECURITIES ACT OF 1933.

STOCK PURCHASE WARRANT

To Subscribe for and Purchase Common Stock of

FIRST AVENUE NETWORKS, INC.

VOID AFTER JANUARY             , 2009

THIS CERTIFIES that, for value received, [                        ] or registered assigns, is entitled, subject to the terms of Section 1 hereof, to subscribe for and purchase from First Avenue Networks, Inc., a Delaware corporation (the “Company”), at the price of $1.84 per share (the “Warrant Price”), up to [                        ] fully paid, nonassessable shares of Common Stock (as defined in Section 2(i) below) of the Company, subject, however, to the provisions and upon the terms and conditions hereinafter set forth, including, without limitation, the provisions of Section 3 hereof.

SECTION 1. Exercise of Warrant. The rights represented by this Warrant shall vest and become exercisable at any time or from time to time after the date hereof (the “Issue Date”), and on or prior to 5:00 p.m. New York City Time on January             , 2009.

As provided above, this Warrant shall terminate after 5:00 p.m. New York City Time on January             , 2009.

This Warrant may be exercised by the holder hereof, in whole or in part (but not as to a fractional share of Common Stock), by the completion of the subscription form attached hereto and by the surrender of this Warrant (properly endorsed) at the principal executive offices of the Company set forth in Section 7 hereof (or at such other agency or office of the Company in the United States as it may designate by notice in writing to the holder hereof at the address of the holder hereof appearing on the books of the Company), and by payment to the Company of the Warrant Price, at the election of such holder, (i) in cash or by certified or official bank check, for each share being purchased, or (ii) by receiving from the Company the number of shares of Common Stock equal to the number of shares of Common Stock otherwise issuable upon such exercise less the number of shares of Common Stock having a fair market value on the date of exercise equal to the Warrant Price applicable to the number of shares of Common Stock for which this Warrant is being exercised.

(a) In the event of any exercise of the rights represented by this Warrant, a certificate or certificates for the shares of Common Stock so purchased, registered in the name of the holder hereof, shall be delivered to the holder hereof within a reasonable time, not exceeding three business days, after the rights represented by this Warrant shall have been so exercised; and, unless this Warrant has expired or been exercised in full, a new Warrant representing the number of shares (except a remaining fractional share), if any, with respect to which this Warrant shall not then have been exercised shall also be issued to the holder hereof within such time. With respect to any such exercise, the holder hereof shall for all purposes be deemed to have become the holder of record of the number of shares of Common Stock evidenced by such certificate or certificates from the date on which this Warrant was surrendered and payment of the Warrant Price was made irrespective of the date of delivery of such certificate, except that, if the date of such surrender and payment is a date on which the stock transfer books of the Company are closed, such person shall be deemed to have become the holder of such shares at the close of business on the next succeeding date on which the stock transfer books are open. No fractional shares shall be issued upon exercise of this Warrant. If any fractional interest in a share of Common Stock would, except for the provisions of this Section 1, be delivered upon any such exercise, the Company, in lieu of delivering the fractional share thereof, shall pay to the holder hereof an amount in cash equal to the current fair market value of such fractional interest based on the fair market value of a share of Common Stock as determined pursuant to Section 1(b) hereof.

(b) For purposes hereof, the fair market value of a share of Common Stock on any date shall be equal to the average of the representative bid and asked prices quoted in the NASDAQ system as of 3:30 p.m., New York time, on such day, or, if on any day the Common Stock shall not be quoted in the NASDAQ system, the average of the closing prices of sales of shares of Common Stock on all national securities exchanges on which the Common Stock may at the time be listed or, if there shall have been no sales on any such day, the average of the highest bid and lowest asked prices on all such exchanges at the end of such day, or, if on any day the Common Stock shall not be so listed, the average of the high and low bid and asked prices on such day in the over-the-counter market as reported by National Quotation Bureau Incorporated, or any single successor organization. If at any time the Common Stock is not listed on any national securities exchange or quoted in the NASDAQ system or the over-the-counter market, the fair market value of the shares of Common Stock shall be the fair market value thereof determined in good faith by the Board of Directors of the Company.

SECTION 2. Adjustment of Warrant Price and Number of Shares.

(a) Dividends, Subdivision or Combination of Stock. In case the Company shall (i) pay a dividend in, or make a distribution of, Common Stock or of any other interests in the Company convertible into shares of Common Stock, (ii) subdivide its outstanding shares of Common Stock into a greater number of such shares or (iii) combine its outstanding shares of Common Stock into a smaller number of such shares, the Warrant Price in effect immediately prior to such payment, distribution or subdivision shall be proportionately reduced, i.e., the holder shall be entitled to purchase after such payment, distribution or subdivision, for the same consideration as applicable prior to such payment, distribution or subdivision, the same percentage of outstanding Common Stock that such holder was entitled to purchase prior to such payment, distribution or subdivision, and conversely, in case the outstanding shares of Common Stock of the

Company shall be combined into a smaller number of shares, the Warrant Price in effect immediately prior to such combination shall be proportionately increased.

(b) Reorganization, Reclassification, Consolidation, Merger or Sale. If any capital reorganization or reclassification of the capital stock of the Company or any consolidation or merger of the Company with another corporation, or the sale of all or substantially all of the Company’s assets to another corporation shall be effected in such a way that holders of Common Stock shall be entitled to receive stock, securities or assets with respect to or in exchange for Common Stock, then, as a condition of such reorganization, reclassification, consolidation, merger or sale, lawful and adequate provisions shall be made whereby each holder of the Warrants shall thereafter have the right to receive upon the basis and upon the terms and conditions specified herein and in lieu of the shares of Common Stock of the Company immediately theretofore receivable upon the exercise of such Warrant or Warrants, such shares of stock, securities or assets (including cash) as may be issued or payable with respect to or in exchange for a number of outstanding shares of Common Stock equal to the number of shares of such stock immediately theretofore so receivable had such reorganization, reclassification, consolidation, merger or sale not taken place, and in any such case this Warrant shall become immediately exercisable upon such event, notwithstanding any other provision contained herein, and appropriate provision shall be made with respect to the rights and interests of such holder to the end that the provisions hereof (including, without limitation, provisions for adjustments of the Warrant Price) shall thereafter be applicable, as nearly as may be, in relation to any shares of stock, securities or assets thereafter deliverable upon the exercise of such Warrants (including an immediate adjustment, by reason of such consolidation or merger, of the Warrant Price to the value for the Common Stock reflected by the terms of such consolidation or merger if the value so reflected is less than the Warrant Price in effect immediately prior to such consolidation or merger). In the event of a merger or consolidation of the Company as a result of which a greater or lesser number of shares of common stock of the surviving corporation are issuable to holders of Common Stock of the Company outstanding immediately prior to such merger or consolidation, the Warrant Price in effect immediately prior to such merger or consolidation shall be adjusted in the same manner as though there were a subdivision or combination of the outstanding shares of Common Stock of the Company. The Company will not effect any such consolidation, merger or sale, unless prior to the consummation thereof the successor corporation (if other than the Company) resulting from such consolidation or merger or the corporation purchasing such assets shall assume, by written instrument executed and mailed or delivered to each Warrantholder at the last address of such holder appearing on the books of the Company, the obligation to deliver to such holder such shares of stock, securities or assets as, in accordance with the foregoing provisions, such holder may be entitled to receive upon exercise of such Warrants.

(c) Other Dividends. In case the Company shall distribute to all holders of its Common Stock (the “Company Shareholders”) interests in the Company (other than Common Stock or other interests convertible into or exchangeable for Common Stock), evidences of its indebtedness, cash or assets, or rights or warrants to subscribe for or purchase such interests, evidences of indebtedness or assets, then in each such case the

Warrant Price applicable in effect thereafter shall be determined in good faith by multiplying the Purchase Price applicable to each Warrant by a fraction, of which the numerator shall be the total number of outstanding shares of Common Stock multiplied by the fair market value of a share of Common Stock (as defined in Section 1(b) above) on the record date (as defined below), less the then fair market value, as reasonably determined in good faith by the Company, of the interests, assets or evidences of indebtedness or of such rights or warrants so distributed to all such holders, and of which the denominator shall be the total number of outstanding shares of Common Stock, multiplied by such fair market value of a share of Common Stock (as defined in Section 1(b) above). Such adjustments shall be made whenever any such distribution is made, and shall become effective as of the record date for the determination of the Company Shareholders entitled to receive such distribution.

(d) Notice of Adjustment. Upon any adjustment of the Warrant Price pursuant to this Section 2, then and in each such case the Company shall give written notice thereof, by first class mail, postage prepaid, addressed to each Warrantholder at the address of such holder as shown on the books of the Company, which notice shall state the Warrant Price resulting from such adjustment, setting forth in reasonable detail the method of calculation and the facts upon which such calculation is based.

(e) Stock to Be Reserved. The Company shall at all times reserve and keep available out of its authorized Common Stock or its treasury shares, solely for the purpose of issuance upon the exercise of this Warrant as herein provided, such number of shares of Common Stock as shall then be issuable upon the exercise of this Warrant. The Company covenants that all shares of Common Stock which shall be so issued shall be duly and validly issued and fully paid and nonassessable and free from all taxes, liens and charges with respect to the issue thereof, and, without limiting the generality of the foregoing, the Company covenants that it will from time to time take all such action as may be requisite to assure that, in the event that the Company designates a par value per share of Common Stock, the par value per share of the Common Stock shall be at all times equal to or less than the effective Warrant Price. The Company shall take all such action as may be necessary to assure that all such shares of Common Stock may be so issued without violation of any applicable law or regulation, or of any requirements of any national securities exchange upon which the Common Stock of the Company may be listed. Anything herein to the contrary notwithstanding, the Company shall not take any action which results in any adjustment of the Warrant Price if the total number of shares of Common Stock issued and issuable after such action upon exercise of this Warrant would exceed the total number of shares of Common Stock then authorized by the Company’s Certificate of Incorporation, as amended. The Company has not granted and will not grant any right of first refusal with respect to shares issuable upon exercise of this Warrant, and there are no preemptive rights associated with such shares.

(f) Certain Issues of Common Stock Excepted. Anything herein to the contrary notwithstanding, the Company shall not be required to make any adjustment in the Warrant Price in the case of the issuance of Awards and/or options under the Stock Option Plan (as defined in the Plan) or the issuance of any shares of Common Stock upon exercise of such Awards and Options.

(g) Issue Tax. The issuance of certificates for shares of Common Stock upon exercise of this Warrant shall be made without charge to the holder hereof for any issuance tax in respect thereof, provided that the Company shall not be required to pay any tax which may be payable in respect of any transfer involved in the issuance and delivery of any certificate in a name other than that of the holder hereof.

(h) Closing of Transfer Books. The Company will at no time close its transfer books against the transfer of the shares of Common Stock issued or issuable upon the exercise of this Warrant in any manner which interferes with the timely exercise of this Warrant.

(i) Definition of Common Stock. As used herein the term “Common Stock” shall mean and include the Common Stock, $.001 par value, of the Company as authorized on the Issue Date, or shares of any class or classes resulting from any reclassification or reclassifications thereof and in case at any time there shall be more than one such resulting class, the shares of each class then so issuable shall be substantially in the proportion which the total number of shares of such class resulting from all such reclassifications bears to the total number of shares of all such classes resulting from all such reclassifications.

SECTION 3. Notices of Record Dates. In the event of:

(1) any taking by the Company of a record of the holders of any class of securities for the purpose of determining the holders thereof who are entitled to receive any dividend or other assets, property or distribution, or any right to subscribe for, purchase or otherwise acquire any shares of stock of any class or any other securities or property, or to receive any right to sell shares of stock of any class or any other right; or

(2) any capital reorganization of the Company, any reclassification or recapitalization of the capital stock of the Company or any transfer of all or substantially all the assets of the Company to or consolidation or merger of the Company with or into any other corporation or entity; or

(3) any voluntary or involuntary dissolution, liquidation or winding-up of the Company;

then and in each such event the Company shall give notice to the holder of this Warrant specifying (i) the date on which any such record is to be taken for the purpose of such dividend, distribution or right and stating the amount and character of such dividend, distribution or right, and (ii) the date on which any such reorganization, reclassification, recapitalization, transfer, consolidation, merger, dissolution, liquidation or winding-up is to take place, and the time, if any is to be fixed, as of which the holders of record of Common Stock will be entitled to exchange their shares of Common Stock for securities or other property deliverable upon such reorganization, reclassification, recapitalization, transfer, consolidation, merger, dissolution, liquidation or winding-up. Such notice shall be given at least 20 days and not more than 90 days prior to the date therein specified, and such notice shall state that the action in question or the record date is subject to (x) the effectiveness of a registration statement under the Securities Act of 1933, as amended, and applicable state securities laws, or (y) a favorable vote of stockholders, if either is required.

SECTION 4. No Stockholder Rights or Liabilities.

(a) This warrant shall not entitle the holder hereof to any voting rights or other rights as a shareholder of the Company. No provision hereof, in the absence of affirmative action by the holder hereof to purchase shares of Common Stock, and no mere enumeration herein of the rights or privileges of the holder hereof, shall give rise to any liability of such holder for the Warrant Price or as a stockholder of the Company, whether such liability is asserted by the Company or by creditors of the Company.

(b) If the Company, at any time while this Warrant is outstanding, shall make a distribution to the holders of its Common Stock of its property or assets as a dividend in liquidation or partial liquidation or by way of return of capital or any dividend payable out of funds legally available for dividends under the laws of the State of Delaware, the holder of this Warrant shall be entitled to receive at the time of such distribution, without payment of any consideration, a sum equal to the amount of such property or assets as would have been payable to the holder hereof as an owner of the shares issuable upon the exercise hereof had the holder hereof been the holder of record of such shares on the record date for such distribution; and an appropriate provision with respect to such payment to such holder as described in this paragraph (b) shall be made a part of any such distribution.

SECTION 5. Lost, Stolen, Mutilated or Destroyed Warrant. If this Warrant is lost, stolen, mutilated or destroyed, the Company may, on such terms as to indemnity or otherwise as it may in its discretion reasonably impose (which shall, in the case of a mutilated Warrant, include the surrender thereof), issue a new Warrant of like denomination and tenor as the Warrant so lost, stolen, mutilated or destroyed. Any such new Warrant shall constitute an original contractual obligation of the Company, whether or not the allegedly lost, stolen, mutilated or destroyed Warrant shall be at any time enforceable by anyone.

SECTION 6. Restrictions on Transfers. The holder of this Warrant may not dispose of or transfer this Warrant or the Common Stock acquired upon exercise hereof, whether by sale, assignment, gift, pledge, encumbrance or otherwise, unless either (i) they have been registered under the Securities Act of 1933 (the “Securities Act”) or (ii) the receipt by the Company of an opinion of counsel in a form satisfactory to the Company that registration is not required under the Securities Act for the transfer of the this Warrant or the Common stock acquired upon exercise hereof, at which time the legend on this Warrant shall be removed from the certificates representing this Warrant or the Common stock acquired upon exercise hereof, at the request of the holder thereof.

SECTION 7. Notices. All notices, requests and other communications required or permitted to be given or delivered hereunder shall be in writing, and shall be delivered, or shall be sent by national overnight courier service or by certified or registered mail, postage prepaid and addressed, if to the holder, to such holder at the address shown on the records of the

Company or at such other address as shall have been furnished to the Company by notice from such holder and, if to the Company, addressed to the Company at:

First Avenue Networks, Inc.

230 Court Square, Suite 202

Charlottesville, VA

Attn: Sandra Thomas Watson

Phone: (434) 220-4988

Fax: (434) 220-4978

with a copy to:

Ropes & Gray LLP

One International Place

Boston, MA 02110

Attn: Joel Freedman

Phone: (617) 951-7309

Fax: (617) 951-7050

-and-

Andrews Kurth LLP

450 Lexington Avenue

New York, NY 10017

Attn: Paul N. Silverstein, Esq.

         Richard Baumfield, Esq.

Phone: (212) 850-2800

Fax: (212) 850-2929

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IN WITNESS WHEREOF, FIRST AVENUE NETWORKS, INC. has executed this Warrant on and as of the day and year first above written.

FIRST AVENUE NETWORKS, INC.

By:

Name:

Title:

[Corporate Seal]

Attest:

By:

Name:

Title:

SUBSCRIPTION FORM TO BE EXECUTED

UPON EXERCISE OF THE WARRANT

Date:

To First Avenue Networks, Inc.:

The undersigned, pursuant to the provisions set forth in the Warrant, hereby agrees to subscribe for and purchase                      shares of Common Stock covered by such Warrant, and herewith tenders $                      in full payment of the purchase price for such shares.

Name of Holder:

By:

Name:

Address: